EXHIBIT 23
[BKD, LLP LETTERHEAD]
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements of Horizon Bancorp on Form S-3 (File No. 333-86214) and Forms S-8 (File Nos. 333-98609 and 333-112970) of our report, dated March 13, 2007, on the consolidated financial statements of Horizon Bancorp as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, which report is included in the annual report on Form 10-K of Horizon Bancorp for the year ended December 31, 2006.
/s/ BKD, llp
Fort Wayne, Indiana
March 13, 2007

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